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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of El Paso Energy Corporation (the "Company") of our report dated March 9, 1999 relating to the financial statements and financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Summary Historical Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 10, 1999